Exhibit 3.7

New York State Department of State Division of Corporations, State Records and Uniform Commercial Code 41 State Street Albany, NY 12231

CERTIFICATE OF CHANGE

OF

                                         COMVERSE TECHNOLOGY, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: COMVERSE TECHNOLOGY, INC.

If the name of the corporation has been changed, the name under which it was formed is:                                         .

SECOND: The certificate of incorporation was filed by the Department of State on: October 4, 1984.

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐	The county location, within this state, in which the office of the corporation is located, is changed to: .

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to: c/o Corporation Service Company 80 State Street Albany, NY 12207-2543.

☒	The corporation hereby: [Check one]

☒	Designates Corporation Service Company as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is: 80 State Street Albany, NY 12207-2543.

☐	Changes the designation of its registered agent to: . The street address of the registered agent is: .

☐	Changes the address of its registered agent to: .

☐	Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

David Kreinberg Chief Financial Officer and Executive Vice President
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE OF COMVERSE TECHNOLOGY, INC. (Insert Name of Domestic Corporation) Under Section 805-A of the Business Corporation Law

Filer’s Name	COMVERSE TECHNOLOGY, INC., Attn: Jolie Mingoia, Esq.
Address	909 Third Avenue
City, State and Zip Code	New York, NY 10022

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

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